SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	38-2033632
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.25% Series K Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333‑174880

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered

This registration statement relates to the 6.25% Series K Cumulative Redeemable Preferred Stock (the “Series K Preferred Stock”) of Taubman Centers, Inc. (the “Registrant”). The information required by this Item 1 is set forth under the caption “Description of Series K Preferred Stock” in the Registrant's prospectus supplement dated March 11, 2012 and under the caption "Description of Securities Being Offered - Preferred Stock" in the Registrant's prospectus dated June 14, 2011, each as filed with the Commission on March 12, 2013, under Rule 424(b)(5) as a form of prospectus used after the effectiveness of the Registrant's registration statement on Form S‑3 (Registration No. 333‑174880), covering the offer and sale of shares of the class of the securities to be registered hereby, which descriptions are incorporated herein by reference.

Item 2. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TAUBMAN CENTERS, INC.

Date: March 14, 2013	By: /s/ Lisa A. Payne
Name: Lisa A. Payne
Title: Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed August 14, 2012).

3.2*	Form of Amendment to Amended and Restated Articles of Incorporation of Taubman Centers, Inc.

3.3	Restated By-Laws of Taubman Centers, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed December 16, 2009).

4.1*	Form of certificate evidencing 6.25% Series K Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 Per Share.

* Filed herewith

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